Exhibit 99(a)(1)(iv)

                              LETTER OF INFORMATION

                           OFFER TO PURCHASE FOR CASH

                     ALL OUTSTANDING SHARES OF COMMON STOCK
                       NOT OWNED BY GBC ACQUISITION CORP.

                            PAR VALUE $0.01 PER SHARE

                                       OF

                           GENERAL BEARING CORPORATION

                                       AT

                                 $4.00 PER SHARE

                                       BY

                              GBC ACQUISITION CORP.

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,

               EASTERN STANDARD TIME, ON FRIDAY, AUGUST 13, 2004,

                          UNLESS THE OFFER IS EXTENDED

          ------------------------------------------------------------

TO BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES AND OTHER NOMINEES:

            We have been engaged by GBC Acquisition Corp., a Delaware corporation ("Purchaser") currently controlled by Seymour Gussack, Chairman of the Board of General Bearing Corporation, a Delaware corporation ("General Bearing"), and David L. Gussack, Chief Executive Officer and a director of General Bearing, to act as Information Agent in connection with Purchaser's offer to purchase all outstanding shares of common stock, par value $0.01 per share (the "Shares"), General Bearing, at $4.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated July 16, 2004, and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"). Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares registered in your name or in the name of your nominee.

            For your information and for forwarding to your clients for whom you hold Shares registered in your name or in the name of your nominee, we are enclosing the following documents:

      1.    The Offer to Purchase, dated July 16, 2004.

      2. The Letter of Transmittal for your use in accepting the Offer and tendering Shares and for the information of your clients. Manually signed facsimile copies of the Letter of Transmittal may be used to tender Shares.

      3. The Notice of Guaranteed Delivery to be used to accept the Offer if the procedures for tendering Shares set forth in the Offer to Purchase cannot be completed prior to the Expiration Date (as defined in the Offer to Purchase).

      4. A printed form of letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer.

      5. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on substitute form W-9.

      6.    A return envelope addressed to the depositary (as defined below).

WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE

NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN
     STANDARD TIME, ON FRIDAY, AUGUST 13, 2004, WHICH DATE MAY BE EXTENDED.

            Please note the following:

1. The tender price is $4.00 per share, net to the Seller in cash without interest.

2.    The Offer is being made for all outstanding shares not owned by Purchaser.

3. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN STANDARD TIME, ON FRIDAY, AUGUST 13, 2004 WHICH DATE MAY BE EXTENDED.

4. The Offer is conditioned on, among other things, (i) the tender of at least a majority of the outstanding Shares that are not shares beneficially owned by Continuing Stockholders (as defined in the Offer to Purchase) and the executive officers of General Bearing (the "Majority of the Minority Condition"), (ii) the tender of a sufficient number of Shares such that, after the Shares are purchased pursuant to the Offer, Purchaser would own at least 90% of the outstanding General Bearing common stock (the "Minimum Tender Condition"). In no event may the Majority of the Minority Condition be waived. However, the Purchaser reserves the right to waive the Minimum Tender Condition. The Offer is also subject to the other conditions set forth in the offer to Purchase. See Sections 1 and 11 of the Offer to Purchase.

5. The General Bearing board of directors must file with the Securities and Exchange Commission (the "SEC") and provide General Bearing stockholders a "Solicitation/Recommendation Statement on Schedule 14D-9". The Solicitation/Recommendation Statement contains information regarding the determination of General Bearing's board of directors to remain neutral with respect to the Offer and not make a recommendation to stockholders whether to tender their Shares. The Solicitation/Recommendation Statement is being sent to stockholders concurrently with the Offer to Purchase. All stockholders should review carefully the Schedule 14D-9. A discussion of the determination is also included in the Offer to Purchase. See "The Offer-SPECIAL FACTORS--Background of the Offer" and "SPECIAL FACTORS--Recommendation of the Board of Directors; Fairness of the Offer and the Merger" for more detailed information.

6. Tendering holders of shares ("Holders") whose Shares are registered in their own name and who tender directly to American Stock Transfer and Trust Company as depositary (the "Depositary"), will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by Purchaser pursuant to the Offer. However, federal income tax backup withholding at a rate of 28% may be required, unless an exemption is available or unless the required tax identification information is provided. See Instruction 8 of the Letter of Transmittal.

7. Notwithstanding any other provision of the Offer, payment for shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the depositary of (a) certificates evidencing such Shares (or a confirmation of a book-entry transfer of such shares (a "Book-Entry Confirmation") with respect to such shares) into the Depositary's account at the depository trust company, (b) a Letter of Transmittal (or facsimile thereof) properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry transfer, an "Agent's Message" (as defined in Section 3 to the Offer to Purchase) in lieu of the Letter of Transmittal) and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering holders may be paid at different times depending upon when certificates for shares or Book-Entry Confirmations with respect to shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST ON THE PURCHASE PRICE OF THE TENDERED SHARES BE PAID BY PURCHASER, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

            In order to take advantage of the Offer, certificates for all tendered Shares in proper form for transfer (or a Book-Entry Confirmation with respect to all such shares), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message in lieu of the Letter of Transmittal), and any required documents must be received by the Depositary, all in accordance with the instructions set forth in the Letter of Transmittal and the Offer to Purchase.

            Any holder who desires to tender shares and whose certificates for shares are not immediately available, or who cannot comply with the procedures for book-entry transfer on a timely basis, or who cannot deliver all required documents to the depositary prior to the expiration date, may tender such shares by following the procedures for guaranteed delivery set forth in Section 3 of the Offer to Purchase.

            Purchaser will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of shares pursuant to the Offer (other than the Depositary and the Information Agent as described in the Offer to Purchase). Purchaser will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. Purchaser will pay or cause to be paid any transfer taxes with respect to the transfer and sale of purchased shares to it or its order pursuant to the Offer, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

            Questions and Requests for additional copies of the enclosed material may be directed The Altman Group, Inc., the Information Agent for the Offer, at The Altman Group, Inc., 1275 Valley Brook Avenue, Lyndhurst, NJ 07071 or call toll free at (800) 317-8029.

                                                Very truly yours,

                                                The Altman Group, Inc.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL RENDER YOU THE AGENT OF MESSRS. S. GUSSACK AND D. GUSSACK, PURCHASER, GENERAL BEARING, THE INFORMATION AGENT, THE DEPOSITARY, OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENT CONTAINED THEREIN.